Exhibit 99.1

c/o Corporate Election Services P.O. Box 1150 Pittsburgh, PA 15230-1150	VOTE BY TELEPHONE
Have your proxy card available when you call the Toll-Free number 1-888-693-8683 using a Touch-Tone phone and follow the simple instructions to record your vote.
VOTE BY INTERNET
Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.
VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230-1150.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-888-693-8683	Vote by Internet Access the Website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided

Telephone and Internet access is available 24 hours a day, 7 days a week.

In order to be counted in the final tabulation, your telephone or Internet vote must be received by 11:59 p.m. Eastern Standard Time on [—], 2009 if you are a registered shareholder.

Proxy card should be signed and dated below.

    Please fold and detach card at perforation before mailing.

INTELLON	PROXY

This proxy is solicited on behalf of the Board of Directors of Intellon Corporation for the Special Meeting of Stockholders on [—], 2009.

If you do not provide voting instructions, your proxy will be voted FOR proposals 1, 2 and 3.

The Board of Directors recommends a vote FOR proposals 1, 2, and 3.

The undersigned hereby appoints Charles E. Harris and Brian T. McGee, and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Intellon Corporation Common Stock, that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at [—] a.m., local time, on [—], 2009 at the Hyatt Regency Orlando Airport Hotel, 9300 Airport Blvd., Orlando, Florida 32827, and at any adjournment thereof.

Date: , 2009

Signature

Signature

INSTRUCTIONS: Please sign exactly as your name appears on this proxy. When signing as a fiduciary or on behalf of a corporation, bank, trust company, or other similar entity, your title or capacity should be shown.

Please sign, date, and return your proxy promptly in the enclosed envelope to:

Corporate Election Services P.O. Box 1150 Pittsburgh, PA 15230-1150.

YOUR VOTE IS IMPORTANT!

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope to Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230-1150, so your shares are represented at the Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.

    Please fold and detach card at perforation before mailing.

INTELLON	PROXY

The Board of Directors recommends a vote FOR proposals 1, 2 and 3. If you do not provide voting instructions, your proxy will be voted FOR proposals 1, 2 and 3.

Vote on Proposals:

1.	To approve a proposal to adopt and approve the Agreement and Plan of Merger, or Merger Agreement, dated as of September 8, 2009, by and among Atheros Communications, Inc., or Atheros, Iceman Acquisition One Corporation, Iceman Acquisition Two LLC, and Intellon Corporation, or Intellon, and to approve the transaction contemplated under the Merger Agreement pursuant to which Atheros will acquire Intellon in a stock and cash transaction as described in the accompanying proxy statement/prospectus.

❑ FOR	❑ AGAINST	❑ ABSTAIN

2.	To approve a proposal to authorize the proxy holders to adjourn or postpone the special meeting, in their sole discretion, to solicit additional proxies if there are not sufficient votes at the special meeting to approve proposal 1.

❑ FOR	❑ AGAINST	❑ ABSTAIN

3.	To approve a proposal to transact any other business as may be properly brought before the special meeting or any adjournment or postponement of the special meeting for reasons other than those provided in proposal 2.

❑ FOR	❑ AGAINST	❑ ABSTAIN

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3. If any other matters properly came before the meeting, the persons named in this proxy will vote in their discretion.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)